Exhibit 14(a)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm (“Auditor”)” and “Representations and Warranties” (paragraph 4.1(f)) of the Form of Agreement and Plan of Reorganization for the DWS Janus Growth & Income VIP (the Fund), included in the Prospectus/Proxy Statement that forms part of the Registration on Form N-14 of the DWS Janus Growth & Income VIP (File No. 333-156991) (“the N-14 Registration Statement”) and to the references to our firm under the caption “Financial Highlights” in the Fund’s Prospectus and “Independent Registered Public Accounting Firm” in the Fund’s Statement of Additional Information, which are included in the N-14 Registration Statement, and to the incorporation into the N-14 Registration Statement of our report dated February 13, 2009, on the financial statements and financial highlights of the Funds included in the Annual Report dated December 31, 2008.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 10, 2009